Exhibit 99.1

iret

Earnings Release and Supplemental Operating & Financial Data

3RD QUARTER
CALENDAR YEAR 2019

Earnings Release

IRET Reports Third Quarter 2019 Financial Results and Updates 2019 Guidance
MINOT, ND, November 6, 2019 – IRET (NYSE: IRET) announced today its third quarter 2019 financial and operating results. The tables below show Net Income (Loss), Funds from Operations (“FFO”) and Core FFO per share for the three and nine months ended September 30, 2019; same-store revenues, expenses, and net operating income ("NOI") over comparable periods; and same-store weighted-average occupancy for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
Per Share	2019	2018	2019	2018
Net Income (Loss) - diluted	$2.54	$0.08	$2.11	$(1.34)
FFO - diluted	$0.93	$0.82	$3.15	$2.38
Core FFO - diluted	$0.99	$0.86	$2.76	$2.49

	Year-Over-Year Comparison	Sequential Comparison	YTD Comparison
Same-Store Results	3Q19 vs. 3Q18	3Q19 vs. 2Q19	CY19 vs. CY18
Revenues	4.0%	0.6%	3.7%
Expenses	2.2%	2.5%	2.8%
NOI	5.3%	(0.8)%	4.4%

	Three months ended
Same-Store Results	September 30, 2019	June 30, 2019	September 30, 2018
Weighted Average Occupancy	93.3%	94.3%	91.9%
Third Quarter 2019 Highlights

•	We reported Net Income of $2.54 per diluted share for the third quarter of 2019, compared to Net Income of $0.08 per share for the same quarter in 2018;

•	Core FFO grew by 15.1%, increasing to $0.99 per diluted share for the third quarter of 2019, compared to $0.86 per share for the same quarter in 2018;

•
Same-store revenue increased year-over-year by 4.0% driven by 2.6% growth in rental revenue and 1.4% growth in occupancy, while same-store operating expenses grew 2.2% year-over-year, primarily due to real estate taxes. The combination of 4.0% revenue growth and expense control initiatives that reduced same-store controllable expenses by 2.1% over the same period in 2018, led to same-store NOI growth of 5.3%, our eighth consecutive quarter of year-over-year NOI growth;

•
We entered into a $59.9 million mortgage loan and a $150.0 million private shelf agreement. Of the $150.0 million available under the private shelf agreement, we funded $75.0 million of Series A unsecured senior notes and $50.0 million of Series B unsecured senior notes;

•	We updated earnings guidance with respect to projected same-store growth for calendar year 2019 as follows:

◦	raised the midpoint of full-year net income per diluted share guidance from net loss of $(1.22) to net income of $2.77. This increase was due to gains from the sale of real estate assets;

◦
increased the range of full-year Core FFO per diluted share from $3.68 to $3.78, which increased the midpoint from $3.67 to $3.73. This increase is due to better operating results, disposition and redeployment execution, and interest savings from favorable debt refinancing;

◦	raised the midpoint of full-year NOI to 3.75% from 3.50% by narrowing the range from 3.00%-4.00% to 3.50%-4.00%;

◦	narrowed the range of revenue growth from 3.00%-4.00% to 3.25%-3.75%, which left the midpoint unchanged; and

◦	narrowed the range for expenses from 2.75%-3.75% to 3.00%-3.50% and reaffirmed the midpoint of 3.25%.

•	We repurchased approximately 39,000 common shares for an aggregate total cost of $2.3 million, representing an average price of $59.57 per common share.

1

Acquisitions and Dispositions
During the third quarter, we acquired FreightYard Townhomes and Flats, a 96-home apartment community in Minneapolis, Minnesota, and Lugano at Cherry Creek, a 328-home apartment community in Denver, Colorado, for an aggregate purchase price of $125.3 million. During the third quarter, we sold one apartment community in Billings, Montana and our entire portfolio in Topeka, Kansas for an aggregate sale price of $84.4 million. We also sold one parcel of unimproved land for $600,000.
Balance Sheet
At the end of the third quarter, we had $155.4 million of total liquidity on our balance sheet, including $146.9 million available under our corporate revolver.
2019 Financial Overview
We are raising our earnings guidance for calendar year 2019 based on actual results through September 30, 2019 and expected results through the remainder of the calendar year as specified below.

	2019 Revised	2019 Guidance
	Range	Current Midpoint	Prior Midpoint	Change
Net income (loss) per share - diluted	$2.72 to $2.82	$2.77	$(1.22)	$3.99
Core FFO per share and Unit- diluted	$3.68 to $3.78	$3.73	$3.67	$0.06

Same-Store Growth
Revenue	3.25% to 3.75%	3.50%	3.50%	—
Expenses	3.00% to 3.50%	3.25%	3.25%	—
NOI	3.50% to 4.00%	3.75%	3.50%	0.25%
Recent Developments
On October 29, 2019, we sold five apartment communities containing 414 apartment homes in Bismarck, North Dakota for a sale price of $24.0 million. These properties included Crestview, Kirkwood Manor, North Pointe, Pebble Springs, and Westwood Park. The sale of these properties enabled us to retire $11.3 million of mortgage debt.
On November 1, 2019, we sold a commercial property in Woodbury, Minnesota for a sale price of $5.8 million.
Upcoming Events
IRET is scheduled to participate in the upcoming National Association of Real Estate Investment Trusts ("Nareit") REITworld: 2019 Annual Conference in Los Angeles, California, from November 12-14, 2019.
Quarterly Distributions
Effective September 5, 2019, IRET’s Board of Trustees declared a regular quarterly distribution of $0.70 per share/unit payable on September 30, 2019, to common shareholders and unitholders of record on September 16, 2019. IRET has paid cash dividends to common shareholders and unitholders every quarter since its initial dividend payment in 1971.
Effective September 5, 2019, IRET's Board of Trustees also declared a distribution of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET PRC) payable on September 30, 2019, to holders of record on September 16, 2019. Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.

2

Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Thursday, November 7, 2019, at 10:00 AM ET		Replay available until November 21, 2019
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10135927
Supplemental Information
Supplemental Operating and Financial Data for the quarter ended September 30, 2019 included herein (“Supplemental Information”), is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.  FFO, Core FFO, NOI, and Adjusted EBITDA are non-GAAP financial measures. These measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Information that accompanies this earnings release.
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities.  As of September 30, 2019, we owned interests in 84 apartment communities consisting of 13,336 apartment homes.  IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET PRC," respectively).
Forward-Looking Statements
Certain statements in this press release and the accompanying Supplemental Operating and Financial Data are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. Such risks, uncertainties, and other factors that might cause such differences include, but are not limited to those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Transition Report on Form 10-KT for the transition period ended December 31, 2018, in our subsequent quarterly reports on Form 10-Q, and in other public reports. We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Investor Relations Contact Information
Jonathan Bishop
Vice President - Finance
Phone: 701-837-7104
E-mail: IR@iret.com

3

Supplemental Financial and Operating Data
Table of Contents
September 30, 2019

Common Share Data (NYSE: IRET)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	Calendar Year 2019	Calendar Year 2019	Calendar Year 2019	Calendar Year 2018	Calendar Year 2018
High closing price	$74.67	$61.28	$61.50	$59.10	$59.80
Low closing price	$59.22	$57.19	$49.92	$47.00	$53.30
Average closing price	$66.83	$59.54	$58.11	$53.40	$54.99
Closing price at end of quarter	$74.67	$58.67	$59.91	$49.07	$59.80
Common share distributions – annualized	$2.80	$2.80	$2.80	$2.80	$2.80
Closing dividend yield – annualized	3.8%	4.8%	4.7%	5.7%	4.7%
Closing common shares outstanding (thousands)	11,625	11,656	11,768	11,942	11,961
Closing limited partnership units outstanding (thousands)	1,223	1,224	1,365	1,368	1,379
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$959,360	$755,670	$786,798	$653,122	$797,732

S-1

IRET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands)

	Three Months Ended					Nine months ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
REVENUE	$47,436	$46,934	$45,608	$45,730	$45,406	$139,978	$134,638
EXPENSES
Property operating expenses, excluding real estate taxes	14,485	13,942	14,804	13,292	14,438	43,231	42,618
Real estate taxes	5,425	5,574	5,232	5,098	5,049	16,231	15,073
Property management expense	1,553	1,445	1,554	1,447	1,269	4,552	4,090
Casualty loss	178	92	641	540	225	911	275
Depreciation/amortization	18,751	18,437	18,111	18,812	19,164	55,299	58,812
Impairment of real estate investments	—	—	—	1,221	—	—	17,809
General and administrative expenses	3,448	3,549	3,806	3,769	3,147	10,803	11,114
TOTAL EXPENSES	$43,840	$43,039	$44,148	$44,179	$43,292	$131,027	$149,791
Operating income (loss)	3,596	3,895	1,460	1,551	2,114	8,951	(15,153)
Interest expense	(7,694)	(7,590)	(7,896)	(7,682)	(8,193)	(23,180)	(25,051)
Loss on extinguishment of debt	(1,087)	(407)	(2)	(5)	(540)	(1,496)	(673)
Interest and other income	498	468	424	483	395	1,390	1,544
Income (loss) before gain (loss) on sale of real estate and other investments, gain (loss) on litigation settlement, and income (loss) from discontinued operations	(4,687)	(3,634)	(6,014)	(5,653)	(6,224)	(14,335)	(39,333)
Gain (loss) on sale of real estate and other investments	39,105	615	54	612	9,095	39,774	11,399
Gain (loss) on litigation settlement	300	6,286	—	—	—	6,586	—
Income (loss) from continuing operations	34,718	3,267	(5,960)	(5,041)	2,871	32,025	(27,934)
Income (loss) from discontinued operations	—	—	—	—	570	—	14,690
Net income (loss)	$34,718	$3,267	$(5,960)	$(5,041)	$3,441	$32,025	$(13,244)
Dividends to preferred unitholders	(160)	(160)	(57)	—	—	(377)	—
Net (income) loss attributable to noncontrolling interest – Operating Partnership	(3,145)	(148)	743	665	(112)	(2,550)	1,888
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	183	154	576	270	(676)	913	439
Net income (loss) attributable to controlling interests	31,596	3,113	(4,698)	(4,106)	2,653	30,011	(10,917)
Dividends to preferred shareholders	(1,705)	(1,706)	(1,705)	(1,705)	(1,705)	(5,116)	(5,116)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$29,891	$1,407	$(6,403)	$(5,811)	$948	$24,895	$(16,033)

Per Share Data - Basic
Earnings (loss) per common share from continuing operations – basic	$2.57	$0.11	$(0.54)	$(0.49)	$0.04	$2.11	$(2.44)
Earnings (loss) per common share from discontinued operations – basic	—	—	—	—	0.04	—	1.10
Net earnings (loss) per common share – basic	$2.57	$0.11	$(0.54)	$(0.49)	$0.08	$2.11	$(1.34)
Per Share Data - Diluted
Earnings (loss) per common share from continuing operations – diluted	$2.54	$0.11	$(0.54)	$(0.49)	$0.04	$2.11	$(2.44)
Earnings per common share from discontinued operations – diluted	—	—	—	—	$0.04	—	$1.10
Net earnings (loss) per common share – diluted	$2.54	$0.11	$(0.54)	$(0.49)	$0.08	$2.11	$(1.34)

Percentage of Revenue
Property operating expenses, excluding real estate taxes	30.5%	29.7%	32.5%	29.1%	31.8%	30.9%	31.7%
General and administrative expenses	7.3%	7.6%	8.3%	8.2%	6.9%	7.7%	8.3%
Interest	16.2%	16.2%	17.3%	16.8%	18.0%	16.6%	18.6%
Income (loss) from discontinued operations	—	—	—	—	1.3%	—	10.9%
Net income (loss)	73.2%	7.0%	(13.1)%	(11.0)%	7.6%	22.9%	(9.8)%

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IRET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
ASSETS
Real estate investments
Property owned	$1,720,352	$1,663,539	$1,673,158	$1,627,636	$1,638,909
Less accumulated depreciation	(370,492)	(380,321)	(371,672)	(353,871)	(339,515)
	1,349,860	1,283,218	1,301,486	1,273,765	1,299,394
Unimproved land	1,376	1,746	2,252	5,301	6,522
Mortgage loans receivable	10,140	10,140	10,260	10,410	10,530
Total real estate investments	1,361,376	1,295,104	1,313,998	1,289,476	1,316,446
Cash and cash equivalents	8,500	17,406	23,329	13,792	36,910
Restricted cash	3,339	4,672	4,819	5,464	4,669
Other assets	30,589	30,626	29,166	27,265	28,472
TOTAL ASSETS	$1,403,804	$1,347,808	$1,371,312	$1,335,997	$1,386,497

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$40,546	$44,766	$40,697	$40,892	$38,203
Revolving line of credit	103,143	177,939	118,677	57,500	71,000
Notes payable, net of loan costs	269,006	144,082	144,036	143,991	143,937
Mortgages payable, net of loan costs	360,886	370,461	430,950	444,197	463,052
TOTAL LIABILITIES	$773,581	$737,248	$734,360	$686,580	$716,192

REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	—	—	—	$5,968	$6,130
SERIES D PREFERRED UNITS	$16,560	$16,560	$16,560	—	—
EQUITY
Series C Preferred Shares of Beneficial Interest	99,456	99,456	99,456	99,456	99,456
Common Shares of Beneficial Interest	886,598	888,541	895,381	899,234	900,368
Accumulated distributions in excess of net income	(428,680)	(450,433)	(443,661)	(429,048)	(414,900)
Accumulated other comprehensive income (loss)	(9,793)	(7,598)	(3,139)	(856)	2,760
Total shareholders’ equity	$547,581	$529,966	$548,037	$568,786	$587,684
Noncontrolling interests – Operating Partnership	60,169	57,902	66,060	67,916	69,578
Noncontrolling interests – consolidated real estate entities	5,913	6,132	6,295	6,747	6,913
Total equity	$613,663	$594,000	$620,392	$643,449	$664,175
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,403,804	$1,347,808	$1,371,312	$1,335,997	$1,386,497

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IRET
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)

This release contains certain non-GAAP financial measures. The non-GAAP measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP measures, as calculated by us, may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP measures exactly as we do.
We provide certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for the entirety of the periods being compared, and, in the case of development properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, we determine the composition of our same-store pool for that year as well as adjust the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income. We believe that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. We use this measure to assess whether or not we have been successful in increasing NOI, renewing the leases on existing residents, controlling operating costs, and making prudent capital improvements.
Reconciliation of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP measure which we define as total real estate revenues less property operating expenses, including real estate taxes. We believe that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(in thousands, except percentages)
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Operating income (loss)	$3,596	$2,114	$1,482	70.1%	$8,951	$(15,153)	$24,104	(159.1)%
Adjustments:
Property management expenses	1,553	1,269	284	22.4%	4,552	4,090	462	11.3%
Casualty loss	178	225	(47)	(20.9)%	911	275	636	231.3%
Depreciation and amortization	18,751	19,164	(413)	(2.2)%	55,299	58,812	(3,513)	(6.0)%
Impairment	—	—	—	—	—	17,809	(17,809)	(100.0)%
General and administrative expenses	3,448	3,147	301	9.6%	10,803	11,114	(311)	(2.8)%
Net operating income	$27,526	$25,919	$1,607	6.2%	$80,516	$76,947	$3,569	4.6%

Revenue
Same-store	$37,633	$36,198	$1,435	4.0%	$112,052	$108,031	$4,021	3.7%
Non-same-store	6,283	4,687	1,596	34.1%	17,405	11,038	6,367	57.7%
Other properties and dispositions	3,520	4,521	(1,001)	(22.1)%	10,521	15,569	(5,048)	(32.4)%
Total	47,436	45,406	2,030	4.5%	139,978	134,638	5,340	4.0%

Property operating expenses, including real estate taxes
Same-store	16,147	15,795	352	2.2%	48,561	47,227	1,334	2.8%
Non-same-store	2,308	1,696	612	36.1%	6,327	4,115	2,212	53.8%
Other properties and dispositions	1,455	1,996	(541)	(27.1)%	4,574	6,349	(1,775)	(28.0)%
Total	19,910	19,487	423	2.2%	59,462	57,691	1,771	3.1%

Net operating income
Same-store	21,486	20,403	1,083	5.3%	63,491	60,804	2,687	4.4%
Non-same-store	3,975	2,991	984	32.9%	11,078	6,923	4,155	60.0%
Other properties and dispositions	2,065	2,525	(460)	(18.2)%	5,947	9,220	(3,273)	(35.5)%
Total	$27,526	$25,919	$1,607	6.2%	$80,516	$76,947	$3,569	4.6%

S-4

Same-Store Property Operating Expense Comparison

	(in thousands, except percentages)
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Controllable expenses
Compensation	$4,368	$4,362	$6	0.1%	$12,889	$13,520	$(631)	(4.7)%
Repairs and maintenance	3,078	3,277	(199)	(6.1)%	9,296	8,987	309	3.4%
Utilities	2,608	2,614	(6)	(0.2)%	8,388	8,304	84	1.0%
Administrative and marketing	778	810	(32)	(4.0)%	2,530	2,401	129	5.4%
Total	$10,832	$11,063	$(231)	(2.1)%	$33,103	$33,212	$(109)	(0.3)%

Non-controllable expenses
Real estate taxes	$4,173	$3,973	$200	5.0%	$12,506	$12,032	$474	3.9%
Insurance	1,142	759	383	50.5%	2,952	1,983	969	48.9%
Total	$5,315	$4,732	$583	12.3%	$15,458	$14,015	$1,443	10.3%

Total	$16,147	$15,795	$352	2.2%	$48,561	$47,227	$1,334	2.8%
Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations and Core Funds From Operations
We use the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:

•	depreciation and amortization related to real estate;

•	gains and losses from the sale of certain real estate assets; and

•	impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Due to the limitations of the Nareit FFO definition, we have made certain interpretations in applying this definition. We believe that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit's FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT's main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business.
We believe that FFO, which is a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation excludes depreciation and amortization expense on real estate assets, thereby providing an additional perspective on our operating results. We believe that GAAP historical cost depreciation of real estate assets is not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. The exclusion in Nareit’s definition of FFO of impairment write-downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of our investments, and assists management and investors in comparing those operating results between periods.
While FFO is widely used by us as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions.
Core Funds from Operations ("Core FFO") is FFO as adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe that Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income as an indication of financial performance, or as an alternative to cash flows from operations as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions to shareholders. Core FFO is a non-GAAP and non-standardized measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.

S-5

	(in thousands, except per share amounts)
	Three Months Ended					Nine Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Funds From Operations
Net income (loss) available to common shareholders	$29,891	$1,407	$(6,403)	$(5,811)	$948	$24,895	$(16,033)
Adjustments:
Noncontrolling interests – Operating Partnership	3,145	148	(743)	(665)	112	2,550	(1,888)
Depreciation and amortization	18,751	18,437	18,111	18,812	19,164	55,299	58,814
Less depreciation – non real estate	(71)	(79)	(85)	(76)	(76)	(235)	(231)
Less depreciation – partially owned entities	(452)	(474)	(678)	(680)	(673)	(1,604)	(2,115)
Impairment of real estate	—	—	—	1,221	—	—	17,809
(Gain) loss on sale of real estate	(39,105)	(615)	(54)	(612)	(8,499)	(39,774)	(24,633)
FFO applicable to common shares and Units	$12,159	$18,824	$10,148	$12,189	$10,976	$41,131	$31,723

Adjustments to Core FFO:
Casualty loss write off	—	—	—	43	—	—	—
Loss on extinguishment of debt	1,087	407	2	5	540	1,496	673
Gain on litigation settlement	(300)	(6,286)	—	—	—	(6,586)	—
Severance and transition costs	—	—	—	—	—	—	811
Core FFO applicable to common shares and Units	$12,946	$12,945	$10,150	$12,237	$11,516	$36,041	$33,207

Funds from operations applicable to common shares and Units	$12,159	$18,824	$10,148	$12,189	$10,976	$41,131	$31,723
Dividends to preferred unitholders	160	160	57	—	—	377	—
Funds from operations applicable to common shares and Units - diluted	$12,319	$18,984	$10,205	$12,189	$10,976	$41,508	$31,723

Core funds from operations applicable to common shares and Units	$12,946	$12,945	$10,150	$12,237	$11,516	$36,041	$33,207
Dividends to preferred unitholders	160	160	57	—	—	377	—
Core funds from operations applicable to common shares and Units - diluted	$13,106	$13,105	$10,207	$12,237	$11,516	$36,418	$33,207

Per Share Data
Earnings (loss) per share and Unit - diluted	$2.54	$0.12	$(0.54)	$(0.49)	$0.08	$2.11	$(1.34)
FFO per share and Unit - diluted	$0.93	$1.45	$0.77	$0.92	$0.82	$3.15	$2.38
Core FFO per share and Unit - diluted	$0.99	$1.00	$0.77	$0.92	$0.86	$2.76	$2.49

Weighted average shares and Units - diluted	13,087	13,197	13,230	13,317	13,318	13,174	13,351

S-6

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, gain on litigation settlement, and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP. Adjusted EBITDA as calculated by us may not be comparable to Adjusted EBITDA reported by other REITs that do not define Adjusted EBITDA exactly as we do.

	(in thousands)
	Three Months Ended					Nine Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Adjusted EBITDA
Net income (loss) available to common shareholders	$31,596	$3,113	$(4,698)	$(4,106)	$2,653	$30,011	$(10,917)
Adjustments:
Dividends to preferred unitholders	160	160	57	—	—	377	—
Noncontrolling interests – Operating Partnership	3,145	148	(743)	(665)	112	2,550	(1,888)
Income (loss) before noncontrolling interests – Operating Partnership	$34,901	$3,421	$(5,384)	$(4,771)	$2,765	$32,938	$(12,805)
Adjustments:
Interest expense	7,448	7,343	7,558	7,336	7,828	22,349	23,857
Loss on extinguishment of debt	1,087	407	2	4	541	1,496	673
Depreciation/amortization related to real estate investments	18,299	17,963	17,433	18,133	18,491	53,695	56,699
Impairment of real estate investments	—	—	—	1,221	—	—	17,809
Interest income	(402)	(402)	(407)	(465)	(366)	(1,211)	(1,468)
(Gain) loss on sale of real estate and other investments	(39,105)	(615)	(54)	(611)	(8,499)	(39,774)	(24,633)
Gain on litigation settlement	(300)	(6,286)	—	—	—	(6,586)	—
Adjusted EBITDA	$21,928	$21,831	$19,148	$20,847	$20,760	$62,907	$60,132

S-7

IRET
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt(1)	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(2)
2019 (remainder)	—	—	—	—	—	—
2020	$17,550	$—	$293	$17,843	2.4%	5.31%
2021	51,876	—	—	51,876	7.0%	5.42%
2022	38,093	50,000	52,850	140,943	19.2%	3.84%
2023	48,520	—	—	48,520	6.6%	4.02%
Thereafter	206,692	270,000	—	476,692	64.8%	3.87%
Total debt	$362,731	$320,000	$53,143	$735,874	100.0%	4.02%

(1)	Term loans have variable interest rates that are fixed with interest rate swaps and $50.0 million of our variable interest, primary line of credit is fixed with an interest rate swap.

(2)	Weighted average interest rate of debt that matures during the year, including the effect of interest rate swaps on the term loans and line of credit.

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Debt Balances Outstanding(1)
Secured fixed rate	$362,731	$371,951	$432,588	$445,974	$464,964
Unsecured fixed rate line of credit(2)	50,000	50,000	—	—	—
Secured line of credit(3)	—	15,000	15,000	—	—
Unsecured variable rate line of credit	53,143	112,939	103,677	57,500	71,000
Unsecured term loans	145,000	145,000	145,000	145,000	145,000
Unsecured senior notes	125,000	—	—	—	—
Debt total	$735,874	$694,890	$696,265	$648,474	$680,964

Mortgage debt weighted average interest rate	4.15%	4.37%	4.54%	4.58%	4.65%
Lines of credit rate (rate with swap)	3.73%	3.91%	3.89%	3.72%	3.67%
Term loan rate (rate with swap)	4.14%	4.14%	3.99%	4.01%	3.97%
Senior notes rate	3.78%	—	—	—	—

(1)	Includes mortgages on properties held for sale.

(2)	A portion of our primary line of credit is fixed through an interest rate swap.

(3)
Our revolving line of credit consists primarily of unsecured borrowings. A portion of the line was secured in connection with our acquisition of SouthFork Townhomes, under an agreement which allowed us to offer the seller tax protection upon purchase.

S-8

IRET
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Equity Capitalization
Common shares outstanding	11,625	11,656	11,768	11,942	11,961
Operating partnership units outstanding	1,223	1,224	1,365	1,368	1,379
Total common shares and units outstanding	12,848	12,880	13,133	13,310	13,340
Market price per common share (closing price at end of period)	$74.67	$58.67	$59.91	$49.07	$59.80
Equity capitalization-common shares and units	$959,360	$755,670	$786,798	$653,122	$797,732
Recorded book value of preferred shares	$99,456	$99,456	$99,456	$99,456	$99,456
Total equity capitalization	$1,058,816	$855,126	$886,254	$752,578	$897,188

Series D Preferred Units	$16,560	$16,560	16,560	—	—

Debt Capitalization
Total debt	$735,874	$694,889	$696,265	$648,474	$680,964
Total capitalization	$1,811,250	$1,566,575	$1,599,079	$1,401,052	$1,578,152

Total debt to total capitalization(1)	40.6%	44.4%	43.5%	46.3%	43.2%

(1)
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet, plus the market value of common shares, operating partnership units, Series C preferred shares, and Series D preferred units outstanding at the end of the period.

	Three Months Ended										Nine Months Ended
	9/30/2019		6/30/2019		3/31/2019		12/31/2018		9/30/2018		9/30/2019		9/30/2018
Debt service coverage ratio(1)	2.26	x	2.24	x	1.86	x	2.07	x	1.96	x	2.11	x	1.69	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	1.90	x	1.88	x	1.58	x	1.77	x	1.69	x	1.78	x	1.59	x

Distribution Data
Common shares and Units outstanding at record date	12,848		12,914		13,135		13,276		13,340		12,848		13,340
Total common distribution declared	$8,994		$9,039		$9,195		$9,293		$9,339		$27,228		$28,079
Common distribution per share and Unit	$0.70		$0.70		$0.70		$0.70		$0.70		$2.10		$2.10
Payout ratio (FFO per share and Unit basis)(2)	75.3%		48.3%		90.9%		76.1%		85.4%		66.7%		88.2%
Payout ratio (Core FFO per share and Unit basis)(3)	70.7%		70.0%		90.9%		76.1%		81.4%		76.1%		84.3%

(1)	Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization

(2)
Payout ratio (FFO per share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

(3)
Payout ratio (Core FFO per share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

S-9

IRET
SAME-STORE THIRD QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		CY19Q3	CY18Q3	% Change	CY19Q3	CY18Q3	% Change	CY19Q3	CY18Q3	% Change
Minneapolis, MN	1,796	$7,774	$7,414	4.9%	$3,360	$3,063	9.7%	$4,414	$4,351	1.4%
Rochester, MN	1,711	6,446	6,031	6.9%	2,386	2,477	(3.7)%	4,060	3,554	14.2%
Omaha, NE	1,370	3,738	3,697	1.1%	1,740	1,686	3.2%	1,998	2,011	(0.6)%
Grand Forks, ND	1,555	4,287	4,149	3.3%	1,882	1,890	(0.4)%	2,405	2,259	6.5%
Bismarck, ND	1,259	3,654	3,572	2.3%	1,503	1,471	2.2%	2,151	2,101	2.4%
St. Cloud, MN	1,190	3,517	3,389	3.8%	1,557	1,570	(0.8)%	1,960	1,819	7.8%
Sioux Falls, SD	969	2,532	2,505	1.1%	1,228	1,227	0.1%	1,304	1,278	2.0%
Billings, MT	749	2,144	2,040	5.1%	882	880	0.2%	1,262	1,160	8.8%
Minot, ND	712	2,117	2,051	3.2%	1,035	960	7.8%	1,082	1,091	(0.8)%
Rapid City, SD	474	1,424	1,350	5.5%	574	571	0.5%	850	779	9.1%
Same-Store Total	11,785	$37,633	$36,198	4.0%	$16,147	$15,795	2.2%	$21,486	$20,403	5.3%

	% of NOI Contribution	Weighted Average Occupancy (1)			Weighted Average Monthly Rental Rate (2)			Weighted Average Monthly Revenue per Occupied Home (3)
Regions		CY19Q3	CY18Q3	Growth	CY19Q3	CY18Q3	% Change	CY19Q3	CY18Q3	% Change
Minneapolis, MN	20.5%	90.8%	90.3%	0.5%	$1,478	$1,428	3.5%	$1,590	$1,523	4.3%
Rochester, MN	18.9%	94.6%	91.3%	3.3%	1,257	1,229	2.3%	1,327	1,287	3.6%
Omaha, NE	9.3%	93.0%	93.4%	(0.4)%	900	879	2.4%	977	963	1.5%
Grand Forks, ND	11.2%	94.1%	91.3%	2.8%	908	922	(1.5)%	977	975	0.5%
Bismarck, ND	10.0%	93.9%	94.1%	(0.2)%	957	961	(0.4)%	1,031	1,005	2.5%
St. Cloud, MN	9.1%	93.8%	92.4%	1.4%	959	950	0.9%	1,050	1,027	2.4%
Sioux Falls, SD	6.1%	92.2%	92.3%	(0.1)%	867	851	1.9%	945	934	1.2%
Billings, MT	5.9%	95.0%	92.5%	2.5%	941	923	2.0%	1,004	981	2.6%
Minot, ND	5.0%	93.9%	91.6%	2.3%	999	1,014	(1.5)%	1,055	1,048	0.9%
Rapid City, SD	4.0%	96.1%	93.5%	2.6%	963	939	2.6%	1,042	1,016	2.9%
Same-Store Total	100.0%	93.3%	91.9%	1.4%	$1,062	$1,046	1.5%	$1,141	$1,114	2.6%

(1)	Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rent.

(2)
Weighted average monthly rental rate is scheduled rental revenue divided by the total number of apartment homes. Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.

(3)	Weighted average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

S-10

IRET
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		CY19Q3	CY19Q2	% Change	CY19Q3	CY19Q2	% Change	CY19Q3	CY19Q2	% Change
Minneapolis, MN	1,796	$7,774	$7,836	(0.8)%	$3,360	$3,172	5.9%	$4,414	$4,664	(5.4)%
Rochester, MN	1,711	6,446	6,291	2.5%	2,386	2,450	(2.6)%	4,060	3,841	5.7%
Omaha, NE	1,370	3,738	3,705	0.9%	1,740	1,635	6.4%	1,998	2,070	(3.5)%
Grand Forks, ND	1,555	4,287	4,218	1.6%	1,882	1,909	(1.4)%	2,405	2,309	4.2%
Bismarck, ND	1,259	3,654	3,595	1.6%	1,503	1,491	0.8%	2,151	2,104	2.2%
St. Cloud, MN	1,190	3,517	3,585	(1.9)%	1,557	1,525	2.1%	1,960	2,060	(4.9)%
Sioux Falls, SD	969	2,532	2,544	(0.5)%	1,228	1,222	0.5%	1,304	1,322	(1.4)%
Billings, MT	749	2,144	2,125	0.9%	882	752	17.3%	1,262	1,373	(8.1)%
Minot, ND	712	2,117	2,145	(1.3)%	1,035	1,036	(0.1)%	1,082	1,109	(2.4)%
Rapid City, SD	474	1,424	1,371	3.9%	574	557	3.1%	850	814	4.4%
Same-Store Total	11,785	$37,633	$37,415	0.6%	$16,147	$15,749	2.5%	$21,486	$21,666	(0.8)%

	% of NOI Contribution	Weighted Average Occupancy			Weighted Average Monthly Rental Rate			Weighted Average Monthly Revenue per Occupied Home
Regions		CY19Q3	CY19Q2	Growth	CY19Q3	CY19Q2	% Change	CY19Q3	CY19Q2	% Change
Minneapolis, MN	20.5%	90.8%	93.4%	(2.6)%	$1,478	$1,439	2.7%	$1,590	$1,557	1.8%
Rochester, MN	18.9%	94.6%	95.4%	(0.8)%	1,257	1,233	1.9%	1,327	1,285	3.3%
Omaha, NE	9.3%	93.0%	93.3%	(0.3)%	900	884	1.8%	977	966	1.2%
Grand Forks, ND	11.2%	94.1%	93.5%	0.6%	908	912	(0.4)%	977	967	1.0%
Bismarck, ND	10.0%	93.9%	92.8%	1.1%	957	953	0.4%	1,031	1,026	0.5%
St. Cloud, MN	9.1%	93.8%	95.4%	(1.6)%	959	951	0.8%	1,050	1,053	(0.3)%
Sioux Falls, SD	6.1%	92.2%	94.4%	(2.2)%	867	858	1.0%	945	927	1.7%
Billings, MT	5.9%	95.0%	95.6%	(0.6)%	941	924	1.8%	1,004	989	1.5%
Minot, ND	5.0%	93.9%	95.0%	(1.1)%	999	1,000	(0.1)%	1,055	1,057	(0.2)%
Rapid City, SD	4.0%	96.1%	95.0%	1.1%	963	945	1.9%	1,042	1,015	2.8%
Same-Store Total	100.0%	93.3%	94.2%	(0.9)%	$1,062	$1,047	1.4%	$1,141	$1,123	1.5%

S-11

IRET
SAME-STORE YEAR-TO-DATE COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		CY19	CY18	% Change	CY19	CY18	% Change	CY19	CY18	% Change
Minneapolis, MN	1,796	$23,298	$21,884	6.5%	$9,680	$8,983	7.8%	$13,618	$12,901	5.6%
Rochester, MN	1,711	18,962	18,155	4.4%	7,290	7,318	(0.4)%	11,672	10,837	7.7%
Omaha, NE	1,370	11,197	11,029	1.5%	5,149	4,918	4.7%	6,048	6,111	(1.0)%
Grand Forks, ND	1,555	12,646	12,566	0.6%	5,957	5,843	2.0%	6,689	6,723	(0.5)%
Bismarck, ND	1,259	10,852	10,662	1.8%	4,710	4,635	1.6%	6,142	6,027	1.9%
St. Cloud, MN	1,190	10,577	10,090	4.8%	4,890	4,836	1.1%	5,687	5,254	8.2%
Sioux Falls, SD	969	7,605	7,417	2.5%	3,643	3,551	2.6%	3,962	3,866	2.5%
Billings, MT	749	6,373	6,010	6.0%	2,457	2,241	9.6%	3,916	3,769	3.9%
Minot, ND	712	6,380	6,212	2.7%	3,078	3,178	(3.1)%	3,302	3,034	8.8%
Rapid City, SD	474	4,162	4,006	3.9%	1,707	1,724	(1.0)%	2,455	2,282	7.6%
Same-Store Total	11,785	$112,052	$108,031	3.7%	$48,561	$47,227	2.8%	$63,491	$60,804	4.4%

	% of NOI Contribution	Weighted Average Occupancy			Weighted Average Monthly Rental Rate			Weighted Average Monthly Revenue per Occupied Home
Regions		CY19	CY18	Growth	CY19	CY18	% Change	CY19	CY18	% Change
Minneapolis, MN	21.4%	93.0%	91.5%	1.5%	$1,442	$1,396	3.3%	$1,550	$1,480	5.0%
Rochester, MN	18.4%	95.5%	93.5%	2.0%	1,232	1,219	1.1%	1,289	1,261	2.4%
Omaha, NE	9.5%	93.9%	94.8%	(0.9)%	886	868	2.1%	968	944	2.4%
Grand Forks, ND	10.5%	93.8%	93.4%	0.4%	908	915	(0.8)%	963	961	0.2%
Bismarck, ND	9.7%	94.3%	94.0%	0.3%	951	958	(0.7)%	1,015	1,001	1.5%
St. Cloud, MN	9.0%	95.0%	94.2%	0.8%	950	924	2.8%	1,040	1,000	4.0%
Sioux Falls, SD	6.2%	93.9%	94.0%	(0.1)%	858	833	3.0%	928	904	2.6%
Billings, MT	6.2%	95.7%	92.2%	3.5%	923	913	1.1%	988	967	2.5%
Minot, ND	5.2%	94.9%	94.4%	0.5%	997	1,003	(0.6)%	1,049	1,027	2.2%
Rapid City, SD	3.9%	96.0%	95.3%	0.7%	946	919	2.9%	1,016	986	3.2%
Same-Store Total	100.0%	94.3%	93.4%	0.9%	$1,046	$1,031	1.5%	$1,120	$1,091	2.8%

S-12

IRET
PORTFOLIO SUMMARY(1)

	Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Number of Apartment Homes
Same-Store	11,785	12,848	12,848	12,847	12,847
Non-Same-Store	1,551	1,127	1,127	855	855
All Communities	13,336	13,975	13,975	13,702	13,702

Average Scheduled Rent(2) per Apartment Home
Same-Store	$1,062	$1,028	$1,013	$1,018	$1,027
Non-Same-Store	1,742	1,692	1,772	1,797	1,796
All Communities	$1,123	$1,081	$1,064	$1,066	$1,075

Average Revenue per Occupied Apartment Home(3)
Same-Store	$1,141	$1,101	$1,075	$1,082	$1,092
Non-Same-Store	1,887	1,848	1,943	1,939	1,956
All Communities	$1,210	$1,161	$1,134	$1,136	$1,146

Weighted Average Occupancy(4)
Same-Store	93.3%	94.3%	95.6%	94.4%	91.9%
Non-Same-Store	94.2%	94.8%	94.9%	92.7%	93.4%
All Communities	93.4%	94.4%	95.5%	94.2%	92.2%

Operating Expenses as a % of Scheduled Rent
Same-Store	43.0%	42.8%	45.6%	42.4%	42.9%
Non-Same-Store	38.1%	37.4%	37.6%	30.5%	36.8%
All Communities	42.3%	42.2%	44.7%	41.1%	42.3%

Capital Expenditures
Total Capital Expenditures per Apartment Home – Same-Store	$178	$192	$80	$254	$274

(1)	Previously reported amounts are not revised for changes in the composition of the same-store properties pool.

(2)
Scheduled rent represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes. Average scheduled rent is scheduled rent divided by the total number of apartment homes.

(3)	Total revenues divided by the weighted average occupied apartment homes for the period.

(4)
Weighted average occupancy is the percentage resulting from dividing actual rental revenue by scheduled rent. We believe that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy and our calculation of weighted average occupancy may not be comparable to that disclosed by other REITs.

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SAME-STORE CAPITAL EXPENDITURES
($ in thousands, except per home amounts)

	Three Months Ended
	9/30/2019	9/30/2018
Total Same-Store Apartment Homes	11,785	11,785

Turnover	$1,034	$1,331
Furniture & Equipment	38	79
Building – Interior	28	130
Building – Exterior	553	1,055
Landscaping & Grounds	446	525
Capital Expenditures	$2,099	$3,120
Capital Expenditures per Apartment Home	$178	$265

	Nine Months Ended
	9/30/2019	9/30/2018
Total Same-Store Apartment Homes	11,785	11,785

Turnover	$2,641	$3,078
Furniture & Equipment	205	207
Building - Interior	182	333
Building - Exterior	1,196	2,324
Landscaping & Grounds	1,001	856
Capital Expenditures	$5,225	$6,798
Capital Expenditures per Apartment Home	$443	$577

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2019 Calendar Year Financial Outlook
(in thousands, except per share amounts)
The table below provides revised 2019 calendar year guidance for Net income (loss) available to shareholders, EPS, same-store performance, Core FFO, and Core FFO per share. Our 2019 calendar year revised guidance, along with our actual results for the nine months ended September 30, 2019, is described in the table below. Please note that FFO, Core FFO, and NOI are non-GAAP measures. Refer to Non-GAAP Financial Measures and Reconciliations in this release for additional information on the use and presentation of these non-GAAP measures and for reconciliation to the most directly comparable GAAP measures.

		Range for 12 Months Ended December 31, 2019
	Nine Months Ended September 30, 2019	Full Year Revised Guidance	Prior Guidance	Change from Prior Midpoint
	Actual Results	Amount	Amount	Amount
Net income (loss) available to common shareholders	$24,895	$32,100 to $33,400	$(15,100) to $(13,800)	$47,127
Net income (loss) per share - diluted(1)	$2.11	$2.72 to $2.82	$(1.27) to $(1.17)	$3.99

Same-store growth
Revenue	3.72%	3.25% to 3.75%	3.00% to 4.00%	—
Expenses	2.82%	3.00% to 3.50%	2.75% to 3.75%	—
NOI	4.42%	3.50% to 4.00%	3.00% to 4.00%	0.25%

Core FFO	$36,041	$48,400 to $49,700	$46,800 to $48,100	$1,560
Core FFO per share and Unit - diluted	$2.76	$3.68 to $3.78	$3.62 to $3.72	$0.06
Weighted average shares and Units	13,174	13,144	12,933	211

(1)	Earnings per share excludes net income attributable to noncontrolling interests.
Reconciliation of Net Income Available to Common Shareholders to Funds From Operations and Core Funds From Operations
The following table presents reconciliations of Net income (loss) available to common shareholders to FFO and Core FFO. FFO and Core FFO are non-GAAP measures. FFO and Core FFO should not be considered as alternatives to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions. The outlook and projections provided below are based on current expectations and are forward-looking.

			Revised Midpoint of Outlook for
	Nine Months Ended		12 Months Ended
	September 30, 2019		December 31, 2019
	Amount	Per Share - Diluted	Amount	Per Share - Diluted
Net income (loss) available to common shareholders	$24,895	$2.11	$32,715	$2.77
Noncontrolling interests - Operating Partnership	2,550		3,749
Depreciation and amortization	55,299		74,522
Less depreciation-non real estate	(235)		(296)
Less depreciation-partially owned entities	(1,604)		(2,053)
Gain on sale of real estate	(39,774)		(54,775)
FFO applicable to common shares and Units	$41,131	$3.15	$53,862	$4.10

Adjustments to Core FFO:
Loss on extinguishment of debt	1,496		1,749
Gain on litigation settlement	(6,586)		(6,586)
Core FFO applicable to common shares and Units	$36,041	$2.76	$49,025	$3.73

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